The Power of We™ May 7, 2014 Avaya Q2 2014 Earnings Call Exhibit 99.2

© 2014 Avaya 2 Forward - Looking Statements Certain statements contained in this presentation are forward-looking statements, including statements regarding our future financial and operating performance, as well as statements regarding our future growth plans and drivers. These statements may be identified by the use of forward-looking terminology such as "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "potential," "predict," "should" or "will" or other similar terminology. We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. For a list and description of such risks and uncertainties, please refer to our filings with the SEC that are available at www.sec.gov and in particular, our 2013 Form 10-K filed with the SEC on November 22, 2013. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This presentation should be read in conjunction with our Form 8-K filed with the SEC on May 7, 2014. Within this presentation, we refer to certain non‐GAAP financial measures that involve adjustments to GAAP measures. Reconciliations between our non-GAAP financial measures and GAAP financial measures are included on the last three slides of this presentation. These slides, as well as current and historical financial data are available on our web site at www.avaya.com/investors None of the information included on the website is incorporated by reference in this presentation. All amounts presented reflect the reclassification of the ITPS business as discontinued operations.

© 2014 Avaya 3 Fiscal Q2 2014 Key Messages  Avaya remains committed to enhancing its innovative product portfolio  Avaya is focused on aligning its Go-To-Market approach for products and services to meet the needs of the enterprise and mid-market segments  Avaya’s Q2 financial performance reflects ongoing improvement in operational execution  Avaya continues to explore actions and cost improvements to strengthen its capital structure “Avaya delivered fiscal second quarter results which reflected better than recent historical revenue seasonality. While revenue was slightly below our outlook, backlog increased and we demonstrated ongoing improvement in operational execution” said Kevin Kennedy, president and CEO. “We believe the overall market environment continues to provide growth opportunities for Avaya. Our portfolio is aligned to customers’ needs and we are tuning our organization to deliver a broad set of products, software, and services.”

© 2014 Avaya 4 Fiscal Q2 2014 Financial Highlights (Amounts other than Revenue are non-GAAP)  Revenue of $1,060 million down ~6 percent from the prior quarter Compares to guidance range of $1,070 - $1,120, adjusted for sale of ITPS – Sequential decrease better than recent historical revenue seasonality – Product revenue grew year-over-year for 1st time since Q1 fiscal 2012 – Cloud and managed services grew sequentially and year-over-year – Product Book-to-Bill was 1 or greater for all geographies except APAC  Gross margin increased sequentially and year-over-year to 58.6% – 50 basis point sequential increase versus Q1 FY 14 – 400 basis point improvement from Q2 FY 13  Operating income of $142 million with Operating margin of 13.4% – 350 basis point improvement from Q2 FY 13, despite lower revenue  Adjusted EBITDA of $185 million or 17.5% of revenue NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations.

© 2014 Avaya 5 Fiscal Q2 2014 Financial Highlights - Continued (Amounts other than Cash Flow and Cash are non-GAAP)  Cash and cash equivalents balance of $384 million as of 3/31/14 includes cash related to asset sales and refinancing: – $58 million from sale of Westminster facility – $100 million from sale of ITPS – less $15 million expense for 2018 term loan refinancing  Initiated redemption of unsecured notes due in 2015 – Estimated interest cost savings: ~$16 million (assuming use of revolver)  Reclassified results reflecting ITPS sale available on IR website – improves Avaya quarterly Gross Margin by approximately 1 point NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations. Q3 Outlook:  In the past five years, the sequential change in revenue from the second fiscal quarter to the third fiscal quarter has ranged from a 2% decline to a 3% increase.  We believe the company continues to perform in line with historical seasonality

© 2014 Avaya 6 Income Statement (All amounts non-GAAP, other than Revenue, and dollars in millions) FQ2 2014 FQ1 2014 FQ2 2013 Revenue: Product $532 $574 $529 Services $528 $557 $557 Total Revenue $1,060 $1,131 $1,086 Gross Margin: Product 61.8% 60.3% 55.4% Services 55.3% 55.8% 53.9% Total Gross Margin 58.6% 58.1% 54.6% Operating Margin 13.4% 17.1% 9.9% Adjusted EBITDA $185 $237 $167 Adjusted EBITDA % 17.5% 21.0% 15.4% NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations. For a reconciliation of non-GAAP to GAAP financial information, please see the appendix.

© 2014 Avaya 7 Revenue by Geographic Region (Amounts GAAP and dollars in millions) FQ2 2014 FQ1 2014 FQ2 2013 Revenue U.S. $532 $604 $560 EMEA $313 $303 $298 APAC $112 $114 $116 AI $103 $110 $112 Total $1,060 $1,131 $1,086 % of Total Revenue U.S. 50% 53% 52% EMEA 29% 27% 27% APAC 11% 10% 11% AI 10% 10% 10% Total 100% 100% 100% NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations.

© 2014 Avaya 8 Balance Sheet and Operating Metrics (Dollars in millions, Balance sheet items as of the end of the period indicated) FQ2 2014 FQ1 2014 FQ2 2013 Total Cash and Cash Equivalents $384 $300 $302 Cash from Operations ($28) $64 $82 Capital Expenditures and Capitalized Software $27 $33 $27 Days Sales Outstanding 56 54 55 Inventory Turns 8.3 8.7 7.9 Headcount (as of the end of the period indicated) 13,560 13,648 15,361 Annualized Quarterly Revenue ($K) / Headcount (as of the end of the period indicated) $313 $331 $283 NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations.

© 2014 Avaya 9 Financial Summary ($M) Non-GAAP 1Q14 Actual 2Q14 Actual Business Model Revenue $1,131 $1,060 $1,100 – $1,150 Gross Margin % 58.1% 58.6% 58.5% – 59.5% Oper Expense % 41.0% 45.2% 38.5% – 39.5% Oper Income % 17.1% 13.4% 19% – 20.5% Adj EBITDA $ $237 $185 $250 – $275 Adj EBITDA % 21.0% 17.5% 22.7% – 23.9% Q2 Revenue - down ~6% sequentially – Better than recent historical seasonality – Weakness in US services and channel sales out YoY increases in: – Product Revenue – Gross Margin % – Operating Income % – Adjusted EBITDA % Q2 Ending Cash: $384M – Annual cash requirements expected to decline to <$925M in FY 2015  We have structured our model such that, assuming quarterly revenue between $1.1 billion and $1.15 billion dollars, our operational performance should generate adjusted EBITDA in the range of $250 and $275 million  Currently with our ongoing transformational investments in Sales and Marketing we expect adjusted EBITDA as a percentage of revenue to be 1 – 2 points below our model range for that revenue level  We expect these investments to taper off as we exit the fiscal year For a reconciliation of non-GAAP to GAAP financial information, please see our most recent SEC filings and the tables at the end of this presentation * Reflects the fact that previously announced cost savings initiatives are targeted to be realized by the end of 2Q14 FY 11 FY 12 2QF13 1QF14 2QF14 Flagship 32% 33% 38% 43% 42% Legacy 20% 16% 15% 13% 13% Products & Services* (% of Total Avaya Revenue) For a reconciliation of non-GAAP to GAAP financial information, please see the appendix. * - Legacy includes legacy Nortel and Tenovis, excluding Networking - Flagship includes Video, Avaya Aura®, IP Office, leading edge Contact Center, SBC, Ethernet/fabric switching, and professional, loud and managed Services - Not categorized includes phones, gateways, servers, core contact center, a d other managed and maintenance support services NOTE: All amounts presented reflect the reclassification of the ITPS business as discontinued operations.

© 2014 Avaya 10 $0.0 $0.5 $1.0 $1.5 $2.0 $2.5 $3.0 $3.5 $4.0 2014 2015 2016 2017 2018 2019 2020 2021 Avaya Debt Maturity Profile ($ in Billions, by calendar year) Senior Secured Bonds (9%) Senior Secured Bonds (7%) Cash Pay Notes (9.75%) PIK Toggle Notes (10.125%) TLB – 6 (6.5%) TLB – 4 (7.5%) TLB – 3 (4.8%) 2nd Lien Bonds (10.5%)  Refinanced 2018 Term Loan; reduced rate: 8.0% to 6.5%  Initiated redemption of $150M 2015 unsecured notes – to be completed on May 15, 2014: ~$16M annual interest cost savings  Annual cash needs reduced: ~$1B level to <$925M in 2015  Long Term Net Debt of $5.6B 0.15 2.0 1.1 1.3 1.4 Overall Average Portfolio Interest Rate 7.1%

© 2014 Avaya 11 Upcoming Investor Events (See www.avaya.com/investors for additional details)  Tuesday, May 13, 2014 – Barclays High Yield Bond Finance Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 8:10 AM Pacific / 11:10 AM Eastern  Thursday, June 12, 2014 – Morgan Stanley Leveraged Finance Conference – Presenter: Dave Vellequette, CFO – Presentation Time: 6:00 AM Pacific / 8:00 AM Central Webcast links and details with supporting slides will be available for each of these events. See the investor pages of our website www.avaya.com/investors

© 2014 Avaya 12 Non-GAAP Reconciliation Adjusted EBITDA * For reconciliation of adjusted EBITDA for the first quarter of 2013 see our Form 8-K/A filed with the SEC on April 25,2014 at www.sec.gov. . 2014 2013 2014 2013 Loss from continuing operations (123)$ (112)$ (180)$ (201)$ Interest expense 116 116 235 224 Interest income (1) - (1) (1) Provision for (benefit from) income taxes 1 7 27 (3) Depreciation and amortization 118 107 237 222 111 118 318 241 Restructuring charges, net 42 18 49 102 Sponsors’ fees 2 2 4 4 Integration-related costs 2 5 4 9 Loss on extinguishment of debt 4 3 4 6 Third-party fees expensed in connection with the debt modification 2 14 2 18 Non-cash share-based compensation 8 1 14 3 Reversal of tax indemnification reserve (3) - (3) - Venezuela hyperinflationary and devaluation charges 2 1 2 1 Other - - 2 - Loss (gain) on foreign currency transactions 2 (17) - (15) Pension/OPEB/nonretirement postemployment benefits and long- term disability costs 13 22 26 45 Adjusted EBITDA 185$ 167$ 422$ 414$ EBITDA For the three months ended March 31, Avaya Inc. Supplemental Schedule of Non-GAAP Adjusted EBITDA (Unaudited; in millions) For the six months ended March 31,

AVAYA

Non-GAAP Reconciliation

Gross Margin and Operating Income

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliations
(Unaudited; in millions)

	For the Three Months Ended				
	Mar. 31, 2013	**June 30, 2013**	**Sept. 30, 2013**	**Dec. 31, 2013**	**Mar. 31, 2014**
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin					
Gross Profit - Adjusted for discontinued operations	$ 579	$ 618	$ 674	$ 640	$ 597
Gross Margin - Adjusted for discontinued operations	53.3%	55.4%	57.7%	56.6%	56.3%
Items excluded:					
Amortization of acquired technology intangible assets	14	13	14	14	14
Impairment of capitalized software development costs	-	1	-	-	-
Share-based compensation	-	2	2	3	4
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	6
Purchase accounting adjustments to revenue	-	1	-	-	-
Non-GAAP Gross Profit - Adjusted for discontinued operations	$ 593	$ 635	$ 690	$ 657	$ 621
Non-GAAP Gross Margin - Adjusted for discontinued operations	54.6%	56.8%	59.0%	58.1%	58.6%
Reconciliation of Non-GAAP Operating Income					
Operating Income - Adjusted for discontinued operations	$ 12	$ 6	$ 109	$ 87	$ -
Percentage of Revenue	1%	1%	9%	8%	0%
Items excluded:					
Amortization of acquired assets	71	70	70	72	71
Restructuring and impairment charges, net	18	63	35	7	42
Acquisition/integration-related costs	6	5	4	3	2
Share-based compensation	1	4	4	6	8
Impairment of capitalized software development costs	-	1	-	-	-
Incremental accelerated depreciation associated with vacating certain facilities	-	3	18	16	19
Other	-	-	-	2	-
Resolution of legal matters	-	10	-	-	-
Purchase accounting adjustments to revenue	-	1	-	-	-
Non-GAAP Operating Income - Adjusted for discontinued operations	$ 108	$ 163	$ 240	$ 193	$ 142
Non-GAAP Operating Margin - Adjusted for discontinued operations	9.9%	14.6%	20.5%	17.1%	13.4%

© 2014 Avaya

13

Non-GAAP Reconciliation
Product and Services Gross Margins

Avaya Inc.
Supplemental Schedules of Non-GAAP Reconciliation of Gross Profit and Gross Margin by Portfolio
(Unaudited; in millions)

	For the Three Months Ended				
	Mar. 31, 2013	June 30, 2013	Sept. 30, 2013	Dec. 31, 2013	Mar. 31, 2014
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Products					
Revenue	$ 529	$ 560	$ 617	$ 574	$ 532
Costs (exclusive of amortization of acquired technology intangible assets)	236	234	232	228	206
Amortization of acquired technology intangible assets	14	13	14	14	14
GAAP Gross Profit	279	313	371	332	312
GAAP Gross Margin	52.7%	55.9%	60.1%	57.8%	58.6%
Items excluded:					
Amortization of acquired technology intangible assets	14	13	14	14	14
Impairment of capitalized software development costs	-	1	-	-	-
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	3
Purchase accounting adjustments to revenue	-	1	-	-	-
Non-GAAP Gross Profit	$ 293	$ 328	$ 385	$ 346	$ 329
Non-GAAP Gross Margin	55.4%	58.5%	62.4%	60.3%	61.8%
Reconciliation of Non-GAAP Gross Profit and Non-GAAP Gross Margin - Services					
Revenue	$ 557	$ 556	$ 552	$ 557	$ 528
Costs	257	251	249	249	243
GAAP Gross Profit	300	305	303	308	285
GAAP Gross Margin	53.9%	54.9%	54.9%	55.3%	54.0%
Items excluded:					
Share-based compensation	-	2	2	3	4
Incremental accelerated depreciation associated with vacating a facility	-	-	-	-	3
Non-GAAP Gross Profit	$ 300	$ 307	$ 305	$ 311	$ 292
Non-GAAP Gross Margin	53.9%	55.2%	55.3%	55.8%	55.3%

© 2014 Avaya

14